Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of OrthoLogic Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of James M. Pusey, Chief Executive Officer of the Company, and Sherry A. Sturman, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her respective knowledge:
          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 7, 2005
/s/ James M. Pusey
James M. Pusey
President and Chief Executive Officer
/s/ Sherry A. Sturman
Sherry A. Sturman
Chief Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to OrthoLogic Corp. and will be retained by OrthoLogic Corp. and furnished to the Securities and Exchange Commission or its staff upon request.